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                                   EXHIBIT A
                     JOINT FILING AGREEMENT AMONG INVESTORS

     This Joint Filing Agreement is entered into this 29th day of July, 1997 by Zweig-DiMenna International Limited, a British Virgin Islands corporation, Zweig-DiMenna Partners, L.P., a New York limited partnership, Zweig-DiMenna International Managers, Inc., a Delaware corporation, and Gotham Advisors, Inc., a Delaware corporation, collectively the "Investors". In lieu of filing separate statements on Schedule 13D, the Investors hereby agree to file a joint statement on Schedule 13D pursuant to Rule 13d-1(f)(1) under the Exchange Act of 1934 with respect to the Class A Common Stock of General Cigar Holdings, Inc.

     This Agreement shall be filed as an exhibit to the statement on Schedule 13D filed on behalf of the Investors and constitutes the Investors' consent to file a joint Schedule 13D.


               ZWEIG-DiMENNA INTERNATIONAL LIMITED

               By: Zweig-DiMenna International Managers, Inc.,
                   Investment Manager

               By:/s/ Joseph A. DiMenna
                  --- -----------------
               Name:  Joseph A. DiMenna
               Title: Executive Vice President

               ZWEIG-DiMENNA PARTNERS, L.P.
               By:    Zweig-DiMenna Associates LLC,
                      Managing General Partner

               By:/s/ Joseph A. DiMenna
                  --- -----------------
               Name:  Joseph A. DiMenna
               Title: Managing Director of Managing General Partner

               ZWEIG-DiMENNA INTERNATIONAL MANAGERS, INC.

               By:/s/ Joseph A. DiMenna
                  --- -----------------
               Name:  Joseph A. DiMenna
               Title: Executive Vice President

               GOTHAM ADVISORS, INC.

               By:/s/ Joseph A. DiMenna
                  --- -----------------
               Name:  Joseph A. DiMenna
               Title:  Vice President